SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2013 (November 7, 2013)

ARMCO METALS HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34631	26-0491904
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

One Waters Park Drive, Suite 98 San Mateo, CA 94403
(Address of principal executive offices)

(650) 212-7620

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Securities Purchase Agreement and Senior Convertible Note

On November 7, 2013 (the “Closing Date”), Armco Metals Holdings, Inc., a Nevada corporation (the “Company”), consummated the transactions contemplated by that certain securities purchase agreement (the “Purchase Agreement”) dated November 4, 2013 with Hanover Holdings I, LLC, a New York limited liability company (“Hanover”).  The Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, Hanover purchase from the Company a senior convertible note with an initial principal amount of $450,000 (the “Initial Convertible Note”) for a purchase price of $300,000 (an approximately 33.33% original issue discount). Additionally, the Company has the right to require Hanover to purchase, on the 10th trading day after the effective date of the Registration Statement (defined below) (the “Additional Closing Date”), an additional senior convertible note with an initial principal amount of $500,000 (the “Additional Convertible Note” and, together with the Initial Convertible Note, the “Convertible Notes”) for a purchase price of $500,000. The Company may exercise its right to require Hanover to purchase the Additional Convertible Note on the Additional Closing Date by delivering to Hanover, on, or within 10 days following, the effective date of the Registration Statement, an irrevocable written notice that the Company has exercised its right to require Hanover to purchase the Additional Convertible Note. Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Initial Convertible Note to Hanover.

With respect to the Initial Convertible Note, $50,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement with the Securities and Exchange Commission (“SEC”) on or prior to the Filing Deadline (defined below) covering the resale by Hanover of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. Moreover, $100,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement filed by the Company is declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of Common Stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Initial Convertible Note matures on November 7, 2014 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 4.0% per annum. If issued, the Additional Convertible Note will mature on the date that is the one-year anniversary of the date of issuance of the Additional Convertible Note (subject to extension as provided in the Initial Convertible Note) and will accrue interest at the rate of 4.0% per annum. The Initial Convertible Note is convertible at any time, in whole or in part, at Hanover’s option, into shares Common Stock, at a conversion price equal to the Variable Conversion Price. “Variable Conversion Price” means, as of any date of determination, the product of (A) the lowest volume weighted average price of the Common Stock of any of the five consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment) (the “Variable Conversion Base Price”) and (B) the applicable Variable Percentage. “Variable Percentage” means (i) if the applicable Variable Conversion Base Price is less than or equal to $0.45 (subject to adjustment), 85% or (ii) if the applicable Variable Conversion Base Price is greater than $0.45 (subject to adjustment), 80%. If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Hanover’s option into shares of Common Stock at a conversion price that will be equal to the Variable Conversion Price. At no time will Hanover be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 9.99% of the outstanding shares of Common Stock as of such date. Further, in no event will the Convertible Notes be converted into a number of shares that, in the aggregate, amount to greater than 19.99% of the currently issued and outstanding shares of Common Stock. In the event that Hanover desires to convert one or both of the Convertible Notes and such conversion would lead to a number of shares being issued pursuant to the Convertible Notes in excess of 19.99%, the Company will pay cash in exchange for the cancellation of such shares of Common Stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares (as defined in the Convertible Notes) and (y) the closing sale price on the trading day immediately preceding the date such Exchange Cap Shares would otherwise be required to be delivered to Hanover thereunder and (ii) to the extent that Hanover purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Hanover of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of Hanover incurred in connection therewith.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary Event of Default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%. Upon the occurrence of an Event of Default, Hanover may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 130% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 130% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note in cash at a price equal to 125% of the total amount of such Convertible Note then outstanding.

The Company agreed to pay to Hanover a commitment fee for entering into the Purchase Agreement equal to $24,000 (or 3.0% of the total purchase price for the Convertible Notes under the Purchase Agreement) in the form of 47,022 shares of Common Stock (the “Commitment Shares”), calculated using a per share price of $0.5104, representing the average of the daily volume weighted average prices of a share of Common Stock for the three trading days immediately preceding the Closing Date. The Company also agreed to pay up to $35,000 of reasonable attorneys’ fees and expenses incurred by Hanover in connection with the transaction.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The issuance of the Commitment Shares and the Initial Convertible Note to Hanover under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note to Hanover under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  The Company made this determination based on the representations of Hanover in the Purchase Agreement that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

This Current Report on Form 8-K (this “Report”) is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Hanover also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Commitment Shares and the Common Stock into which the Convertible Notes may be converted, on or prior to December 23, 2013 (the “Filing Deadline”) and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If at any time all of the Commitment Shares and the shares of Common Stock underlying the Convertible Notes are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the Commitment Shares and the shares of Common Stock underlying the Convertible Notes not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. Hanover has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by Hanover to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Convertible Notes and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the form of Convertible Note, the Purchase Agreement, and the Registration Rights Agreement filed as exhibits 4.1, 10.1 and 10.2 to this Report, respectively, which are incorporated herein by reference.

Item 2.03     Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 3.02     Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

4.1	Form of Senior Convertible Note.

10.1	Securities Purchase Agreement, dated as of November 4, 2013, by and between Hanover Holdings I, LLC and Armco Metals Holdings, Inc.

10.2	Registration Rights Agreement, dated as of November 4, 2013, by and between Hanover Holdings I, LLC and Armco Metals Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	ARMCO METALS HOLDINGS, INC.

/s/ Kexuan Yao
Kexuan Yao
Chief Executive Officer